Exhibit (g)(2)

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of December 2, 2008 by and between AQR Funds, a Delaware statutory trust organized and existing under the laws of the State of Delaware having its principal office and place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830, on behalf of each of its separate Series (the “Series” of the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager with respect to each Series on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

WHEREAS, this Agreement is intended to operate such that (i) the liabilities and obligations of each Series shall be distinct from the liabilities and obligations of each other Series, as if each Series has a separate agreement with BNY, and (ii) each reference to a Series acting under this Agreement shall be a reference to the Fund acting on behalf of the Series;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. “Board” shall mean the board of trustees of the Fund.

2. “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3. “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000, and as may thereafter be amended from time to time.

6. “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s assets would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements (and at least annually) written reports notifying the Board of the placement of assets of one or more Series with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of each Series with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of each Series held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the each Series’ foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Series’ assets based on the standards specified in paragraph (c)(1)(i) through (iv) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of each Series as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Series with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement as described in paragraph (c)(2) of the Rule; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement no longer meets the requirements of the Rule or there have been any material changes in the Fund’s foreign custody arrangements (including, any material change in the contract governing such arrangement) described in preceding clause (d).

2. For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness or of a material change in an arrangement, respectively, shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

3. BNY further represents that it has implemented and shall maintain measures reasonably designed to satisfy the requirements of federal and New York law applicable to BNY with respect to the confidentiality of the portfolio holdings and transactions of each Series. Upon request, BNY shall annually make available to the Fund such summaries or audit reports, including any SAS 70 report, as BNY generally makes available to its similar customers.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, a Series with respect to custody of the Series’ Foreign Assets (as defined in the Rule), except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to a Series, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. Each Series shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees,

sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder with respect to that Series, provided that the Series shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, and provided any such costs, expenses, damages, liabilities or claims do not constitute indirect, special, or consequential damages or lost profits.

3. For its services hereunder, each Series agrees to pay to BNY such compensation as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830 or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and its Series and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and the obligations of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; further, the assets of a particular Series shall under no circumstances be charged with liabilities attributable to any other Series and that all persons extending credit to, or contracting with or having any claim against a particular Series shall look only to the assets of that particular Series for payment of such credit, contract or claim.

8. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not authorize it to be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any external or internal accountant, auditor or counsels of the parties hereto, by judicial or administration process or otherwise by applicable law, or to any disclosure made by a party if such party’s counsel has advised that such party could be liable under any applicable law or any judicial or administrative order or process for a failure to make such disclosure.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

AQR FUNDS

By:	/s/ Brendan Kalb
Name:	Brendan Kalb
Title:	Secretary

THE BANK OF NEW YORK MELLON

By:	/s/ Bruce L. Baumann
Name:	Bruce L. Baumann
Title:	Vice President

ANNEX I

Name of Series	Tax Identification

AQR Global Equity Fund

AQR International Equity Fund

AQR International Small Cap Fund

AQR Emerging Markets Fund

AQR Large Cap Plus Fund

AQR Small Cap Core Fund

AQR Small Cap Growth Fund

AQR Diversified Arbitrage Fund

SCHEDULE I

Specified Countries

Country/Market	Subcustodian(s)
Argentina	Citibank, N.A.

Australia	National Australia Bank Ltd

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East

Bangladesh	Standard Chartered Bank

Belgium	ING Belgium SA/NV

Bermuda	Butterfield Trust Bermuda Limited

Botswana	Barclays Bank of Botswana Ltd

Brazil	Citibank N.A.

Bulgaria	ING Bank N.V.

Canada	CIBC Mellon Trust Co

Cayman Islands	The Bank of New York Mellon

Channel Islands	The Bank of New York Mellon

Chile	Citibank N.A.

China Shanghai	HSBC

China Shenzhen	HSBC

Colombia	Cititrust Colombia S.A.

Costa Rica	Banco BCT

Croatia	Privredna banka Zagreb d.d.

Cyprus	BNP Paribas Securities Services

Czech Republic	ING Bank N.V. Prague

Denmark	Danske Bank

Ecuador	Banco de la Produccion S.A.

Egypt	HSBC

Estonia	Hansabank Ltd

Euromarket	Clearstream Banking Luxembourg

Euromarket	Euroclear Bank

Finland	Skandinaviska Enskilda Banken

France	BNP Paribas Securities Services / CACEIS Bank

Germany	BHF-BANK AG

Ghana	Barclays Bank of Ghana Ltd

Greece	BNP Paribas Securities Services

Hong Kong	HSBC

Hungary	ING Bank (Hungary) Rt.

Iceland	New Landsbanki Islands

India	Deutsche Bank AG / HSBC

Indonesia	HSBC

Country/Market	Subcustodian(s)
Ireland	The Bank of New York Mellon

Israel	Bank Hapoalim B.M.

Italy	Intesa Sanpaolo S.p.A.

Japan	The Bank of Tokyo-Mitsubishi UFJ Ltd / Mizuho Corporate Bank, Ltd

Jordan	HSBC Bank Middle East

Kazakhstan	HSBC

Kenya	Barclays Bank of Kenya Ltd

Kuwait	HSBC Bank Middle East

Latvia	Hansabank Limited

Lebanon	HSBC Bank Middle East

Lithuania	SEB Vilniaus Bankas

Luxembourg	Banque et Caisse d’Epargne de l’Etat

Malaysia	HSBC Bank Malaysia Berhad

Malta	HSBC Bank Malta p.l.c.

Mauritius	HSBC

Mexico	Banco Nacional de Mexico

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Ltd

Netherlands	BNY Mellon Asset Servicing B.V.

New Zealand	National Australia Bank

Nigeria	IBTC Chartered Bank Plc

Norway	DnB NOR Bank ASA

Oman	HSBC Bank Middle East

Pakistan	Deutsche Bank AG

Palestinian Autonomous Area	HSBC Bank Middle East

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Perú

Philippines	HSBC

Poland	ING Bank Slaski

Portugal	Banco Comercial Português

Qatar	HSBC Bank Middle East

Romania	ING Bank

Russia	ING Bank (Eurasia) ZAO

Saudi Arabia	Saudi British Bank

Serbia	UniCredit Bank Austria AG

Singapore	United Overseas Bank Limited / DBS Bank Ltd

Slovak Republic	ING Bank N.V.

Slovenia	UniCredit Banka Slovenia d.d.

South Africa	Standard Bank of South Africa Limited

South Korea	HSBC

Spain	Banco Bilbao Vizcaya Argentaria S.A./ Santander Investment, S.A.

Sri Lanka	HSBC

Swaziland	Standard Bank Swaziland Limited

Country/Market	Subcustodian(s)
Sweden	Skandinaviska Enskilda Banken

Switzerland	Credit Suisse

Taiwan	HSBC

Thailand	HSBC / Bangkok Bank Public Company Limited

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Deutsche Bank A.S. Istanbul

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East

United Kingdom	The Bank of New York Mellon/ Deutsche Bank AG London (Depository and Clearing Centre)

United States	The Bank of New York Mellon

Uruguay	BankBoston Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	HSBC

Zambia	Barclays Bank of Zambia Ltd

Zimbabwe	Barclays Bank of Zimbabwe Ltd